Exhibit 99.2

Press Release November 2, 2022

7575 W. Jefferson Blvd.

Fort Wayne, IN 46804

Steel Dynamics Announces Location of Planned

Biocarbon Production Operations — A Meaningful Strategic GHG Reduction Initiative

FORT WAYNE, INDIANA, November 2, 2022 / PRNewswire / Steel Dynamics, Inc. (NASDAQ/GS: STLD) today announced the selection of Columbus, Mississippi, as the location for the initial SDI Biocarbon Solutions biocarbon production operations, a joint venture between the company and Aymium. The site is strategically located in close proximity to one of the company’s largest electric-arc-furnace steel mills, which will consume a significant portion of the biocarbon as a replacement for anthracite, and is also central to plentiful fiber raw material sources. Final site determination is subject to the anticipated receipt of necessary permits and continued state and local government support.

“We are incredibly excited to announce our selection of Columbus, Mississippi as the site for our first biocarbon production facility. We believe this strategic joint venture with Aymium will significantly reduce our steelmaking greenhouse gas emissions, which are already materially lower than our global competitors, in a cost-effective manner,” stated Mark D. Millett, Chairman, President, and Chief Executive Officer. “We are eager to begin construction on this meaningful greenhouse gas reduction project, and we appreciate the warm welcome and support that we have received from Governor Tate Reeves and the State of Mississippi, as well as leaders from the Mississippi Development Authority and local leaders from the Lowndes County Board of Supervisors, the Lowndes County Industry Development Authority, the Lowndes County Port Authority, the Golden Triangle Regional Airport Authority and the Golden Triangle Development LINK. We anticipate the project will create 40 high-paying positions.

“Our commitment to all aspects of sustainability is embedded in our founding principles — valuing our teams, our partners, our communities, and our environment. This investment represents a significant step forward on our path to carbon neutrality, and our continued commitment to reduce our environmental footprint,” concluded Millett.

The Columbus, Mississippi location brings numerous strategic advantages, including:

▪	Synergies related to being within close proximity of our Columbus Flat Roll Division, which will consume a significant amount of the biocarbon, as well as the extremely talented workforce in the area,
▪	Proximity to numerous fiber raw material suppliers, and
▪	Excellent logistics provided by on-site access to a class I railroad, proximity to the major U.S. highway systems, and access to the Tennessee-Tombigbee Waterway.

The planned biocarbon production facility will supply Steel Dynamics’ electric arc furnace steel mills with a renewable alternative to fossil fuel-based carbon sources using Aymium’s patented technology. This initial facility’s production capability is expected to be more than 160,000 metric tons per year and operations are planned to begin early 2024. We have successfully trialed Aymium’s biocarbon product in our steel operations, and estimate this first facility will reduce our Scope 1 steelmaking greenhouse gas emissions intensity between 20 and 25 percent, with potential upside from the use of the facility’s excess available renewable energy, representing a meaningful step toward achievement of our environmental goals.

About Steel Dynamics, Inc.

Steel Dynamics is one of the largest domestic steel producers and metals recyclers in the United States, based on estimated annual steelmaking and metals recycling capability, with facilities located throughout the United States, and in Mexico. Steel Dynamics produces steel products, including hot roll, cold roll, and coated sheet steel, structural steel beams and shapes, rail, engineered special-bar-quality steel, cold finished steel, merchant bar products, specialty steel sections and steel joists and deck. In addition, the company produces liquid pig iron and processes and sells ferrous and nonferrous scrap.

Aymium Overview

Aymium produces high value biocarbon and biohydrogen products that can be used to immediately replace fossil fuels in the production of metals, energy, crops, and in the purification of water and air with no modifications to equipment or processes. Produced using sustainably sourced biomass – recovered and unusable wood – Aymium’s bioproducts are renewable, carbon-negative and they replace emission-heavy fossil fuels such as coal and coke. Aymium’s leading technology is backed by more than 300 issued or pending patents on a global basis. Aymium is headquartered in Minnesota.

Forward-Looking Statements

This report contains some predictive statements about future events, including statements related to conditions in domestic or global economies, conditions in steel, aluminum, and recycled metals market places, Steel Dynamics' revenues, costs of purchased materials, future profitability and earnings, and the operation of new, existing or planned facilities. These statements, which we generally precede or accompany by such typical conditional words as "anticipate","intend","believe","estimate","plan","seek","project", or "expect", or by the words "may", "will", or "should", are intended to be made as "forward-looking", subject to many risks and uncertainties, within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. These statements speak only as of this date and are based upon information and assumptions, which we consider reasonable as of this date, concerning our businesses and the environments in which they operate. Such predictive statements are not guarantees of future performance, and we undertake no duty to update or revise any such statements. Some factors that could cause such forward-looking statements to turn out differently than anticipated include: (1) domestic and global economic factors; (2) global steelmaking overcapacity and imports of steel and North American aluminum flat rolled supply deficit, together with increased scrap prices; (3) pandemics, epidemics, widespread illness or other health issues, such as the COVID-19 pandemic; (4) the cyclical nature of the steel industry and the industries we serve; (5) volatility and major fluctuations in prices and availability of scrap metal, scrap substitutes, and our potential inability to pass higher costs on to our customers; (6) cost and availability of electricity, natural gas, oil, or other energy resources are subject to volatile market conditions; (7) increased environmental, greenhouse gas emissions and sustainability considerations or regulations; (8) compliance with and changes in environmental and remediation requirements; (9) significant price and other forms of competition from other steel and aluminum producers, scrap processors and alternative materials; (10) availability of an adequate source of supply of scrap for our metals recycling operations; (11) cybersecurity threats and risks to the security of our sensitive data and information technology; (12) the implementation of our growth strategy; (13) litigation and legal compliance; (14) unexpected equipment downtime or shutdowns; (15) governmental agencies may refuse to grant or renew some of our licenses and permits; (16) our senior unsecured credit facility contains, and any future financing agreements may contain, restrictive covenants that may limit our flexibility; (17) the impacts of impairment charges; (18) unanticipated difficulties in integrating or starting up new assets; and (19) risks and uncertainties involving product and/or technology development.

More specifically, refer to Steel Dynamics' more detailed explanation of these and other factors and risks that may cause such predictive statements to turn out differently, as set forth in our most recent Annual Report on Form 10-K under the headings Special Note Regarding Forward-Looking Statements and Risk Factors, in our quarterly reports on Form 10-Q, or in other reports which we file with the Securities and Exchange Commission. These are available publicly on the Securities and Exchange Commission website, www.sec.gov, and on the Steel Dynamics website, www.steeldynamics.com under “Investors — SEC Filings”.

Contact: Investor Relations — +1.260.969.3500